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                                                                   EXHIBIT 10.17

                               AMENDMENT TO LEASE



     This Amendment is dated November 1, 1999 for reference purposes and amends the lease (the Lease) dated August 25, 1997, between Eldon R. Hoffman, Lessor, and Packeteer, Inc., a Delaware corporation, Lessee, for the premises commonly known as 10495 De Anza Boulevard, Cupertino, California. (The First Premises) This Amendment is made upon the basis of the following facts.

     A. Packeteer and Hoffman entered into the Lease dated August 25, 1997. The Lease is comprised of the Standard Industrial/Commercial Single-Tenant Lease
- Net 1990 form published by the American Industrial Real Estate Association, as Modified on its face and as further modified by the Addendum attached thereto.

     B. Packeteer desires to lease the premises commonly known as 20600 Mariani Drive, Cupertino, CA, (the Additional Premises) which is comprised of the first and second floors and basement. The second floor and basement of the premises are currently available, and the first floor of the premises is expected to become available on April 1, 2000.

     C. The first floor of the premises will become available on April 1, 2000 only if the current tenant is agreeable to an early termination of its lease. The first floor shall become a part of the Additional Premises only when possession can be delivered to Lessee. Lessee shall have the "first right of refusal" to the first floor which shall be added to the additional premises when it becomes available during the term of the lease.

     D. The parties desire to enter into a lease for the Additional Premises using substantially the same form of lease as for the First Premises.

     Therefore, Lessor and Lessee agree as follows:

     1. Lessor leases to Lessee, and Lessee leases from Lessor, the Additional Premises upon the terms and conditions as set forth in the Lease, as modified by this Amendment. All defined terms shall refer to the Additional Premises except as otherwise expressed or evident by the context.

     2. The parties agree that solely for the purpose of determining dates that refer to the Commencement Date for the First Premises, the Commencement Date for



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the First Premises shall be deemed to be December 1, 1997, and that the
Expiration Date is November 30, 2002. The parties acknowledge that Lessee commenced occupancy thus payment of rent on the First Premises as of December 15, 1997.

     3. The parties each represent and warrant to the other that there is no breach of the Lease and no event which would be a breach of the Lease with the passage of time, and that neither party has a claim against the other, except as listed below:

          (a)  None

     4. The term for the second floor and basement of the Additional Premises shall commence on December 1, 1999, (the Commencement Date) and shall expire on November 30, 2002. (The Expiration Date). The term for the first floor of the Additional premises shall commence on April 1, 2000, and shall expire on November 30, 2002. Lessee is entitled to possession of the second floor and basement of the Additional Premises on the Commencement Date, and to the first floor on April 1, 2000, provided that the current tenant agrees to an early termination as of that date. The provisions of paragraph 50 of the Addendum relating to the construction of Tenant Improvements are inapplicable since there will be no demolition or construction by Lessor and no time or monetary allowance for Tenant Improvements.

     5. Lessor grants to Lessee Options to extend the term of this lease upon the terms set forth in paragraph 71 of the Addendum, except that Base Rent shall refer to the Base Rent set forth in this Amendment and not as set forth in the Lease. For the purposes of the Options, the First Premises and Additional Premises shall be construed to be a single Premises. The fair market rental value as determined under paragraph 74 of the Addendum shall include the First Premises and Additional Premises as a single Premises, although separate components for the First Premises, the first and second floors of the Additional Premises and the basement of the Additional Premises shall be specified.

     6.   Lessee shall not be required to pay a security deposit.

     7. The monthly Base Rent for the second floor and basement of the Additional Premises shall be as follows:

          December 1, 1999 through March 31, 2000: $13,265.00

          The monthly Base Rent for both floors and basement of the Additional



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Premises shall be as follows:

          April 1, 2000 through November 30, 2000: $26,845.20
          December 1, 2000 through November 30, 2001: $28,187.46
          December 1, 2001 through November 30, 2002: $29,596.83

          The Base Rent for the month of December 1999 shall be paid upon execution of this Amendment.

          The Rent is calculated according to the following table. If the Commencement Date for the first floor of the Additional Premises is not on April 1, 2000, the monthly Base Rent shall be adjusted to eliminate the rent attributable to the first floor until the actual Commencement Date for the first floor.


                    2nd Floor      Basement      2nd+Base       1st Floor      1st+2nd+B
                    ---------     ---------     ----------      ----------     ----------
year 1              $10,693.20    $2,572.00     $13,265.20      $13,580.00     $26,845.20
year 2              $11,227.86    $2,700.60     $13,928.46      $14,259.00     $28,187.46
year 3              $11,789.25    $2,835.63     $14,624.88      $14,971.95     $29,596.83

     8. Paragraph 52 of the Addendum to the Lease, insofar as it relates to items specifically applicable the First Premises, such as artificial creeks, parking lot repair and broken glass, is inapplicable to the Additional Premises. The express warranty relating to the HVAC contained in paragraph 52 is inapplicable to the Additional Premises. The Jacuzzi in the "Master" office is inoperable and Lessor assumes no responsibility to make it operable.

     9. The parties each represent and warrant to the other that they have not retained any real estate brokers that will be entitled to any compensation resulting from this Amendment, and that they have reviewed their agreements with brokers involved in the Lease of the First Premises and have determined that those brokers are not entitled to compensation as a result of this Amendment. The reference in Paragraph 68 of the Addendum to a written listing agreement between Lessor and MacMillian, Moore & Buchanan, Inc. specifically relates only to the First Premises and not to the Additional Premises.

     10. Maintenance. Lessee shall pay 100% of the maintenance and other costs attributable to the Additional Premises as referenced under Article 7 of the Lease.

     11. Gas and Electricity. Gas and electricity will not be separately metered. Subject to the special provisions of paragraph 26, Lessee will pay all gas and electricity



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charges.

     12. Parking. Subject to the special provisions of paragraph 26, Lessee agrees to pay all of the cost of maintaining and lighting the parking lot.

     13.  Real Property Taxes. Subject to the special provisions of paragraph
26. Lessee shall pay real property taxes attributable to the Additional Premises as referenced under Article 10 of the Lease.

     14. Insurance. Lessee will provide and pay for insurance attributable to the Additional premises pursuant to Article 8 of the Lease.

     15. HVAC. Lessee shall be responsible for the maintenance of the HVAC. The parties acknowledge that repairs and replacements are expected to arise within the next few years.

     16. Any default under the Lease or this Amendment shall be considered to be a default under the other. Lessee's right to terminate as provided by paragraph 63 of the Addendum shall be construed to treat the First Premises and the Additional Premises as a single Premises at Lessor's election.

     17. For the purposes of subleasing, notwithstanding the provisions of paragraph 66, Lessee shall be entitled to 100% of the rent paid by the sublessee through May 31, 2001. References to 27,000 square feet shall refer to 3,819 square feet for the second floor of the Additional Premises, to 4,850 square feet for the first floor of the Additional Premises and 5,144 square feet for the basement of the Additional Premises. The amount of Base Rent being paid by Lessee for the basement shall be determined according to the table used in the calculation of the Base Rent.

     18. The following provisions of the Addendum shall be inapplicable to this Amendment:

     19. Paragraph 50, in its entirety relating to Base Rent which is specifically applicable to the First Premises only.

     20. Paragraph 51, in its entirety relating to payment of the security deposit and prepayment of rent which is specifically applicable to the First Premises only.

     21. Paragraph 72, in its entirety relating to Lessor's Demolition (including both demolition and additional construction) which is specifically applicable to the First


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Premises only.

     22. Paragraph 73, in its entirety relating to Tenant improvements by Lessee which is specifically applicable to the First Premises only. Lessor is not providing only rent free period for construction by Lessee and is not providing any allowance for construction by Lessee.

     23. Paragraph 75, in its entirety relating to Approval of Use by The City of Cupertino. Lessee has verified what use approvals will be required for the Additional Premises.

     24. Paragraph 76, in its entirety relating to Approval of Lease by Wells Fargo Bank.


     25. Paragraph 77, in its entirety relating to Signage rights for Any Mountain, Ltd.

     26. Special Provisions relating to the first floor of the Premises. Lessor believes, but cannot guarantee, that the current tenant in the first floor of the Premises will agree to voluntarily terminate its lease on or before April 1, 2000. The Commencement Date for the first floor shall occur on the first day of the calendar month following the date upon which the tenant in the first floor surrenders the first floor to Lessor. During the period between December 1, 1999 and the Commencement Date for the first floor, Lessee will bear all costs to the extent of 54% of all expenses for the Additional Premises. Lessee shall be entitled during this period to the use of 12 of the 29 parking spaces as designated for Lessor.

     Except as modified hereby, the Lease if ratified and confirmed in all respects.


LESSOR:                            LESSEE:

Eldon R. Hoffman                   Packeteer, Inc.
                                   A Delaware Corporation


/s/  ELDON R. HOFFMAN              By:  /s/ DAVID YNTEMA
     ----------------------             --------------------------
     Eldon R. Hoffman              Its: CFO
     Date: 11-21-99                Date: 11/17/99



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